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                                                                       EXHIBIT 5




                                October 1, 1997





Objective Communications, Inc.
75 Rochester Avenue
Portsmouth, New Hampshire  03801

Ladies and Gentlemen:


         We have acted as counsel for Objective Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of 2,300,000 shares (including 300,000 shares to cover the over-allotment option, if exercised) (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (No. 333-35913) (the "Registration Statement"), and with the proposed sale of the Shares to the public through NationsBanc Montgomery Securities, Inc., BancAmercia Robertson Stephens and Barington Capital Group, L.P., the underwriters of the offering (the "Underwriters"). Of the maximum of 2,300,000 total Shares of Common Stock to be offered and sold, 2,000,000 Shares of Common Stock are to be offered by the Company on a firm commitment underwritten basis, and 300,000 Shares will be offered by the Company pursuant to a 30-day option granted to the Underwriters solely to cover over allotments.


         Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and such other instruments as we have deemed necessary, and upon the laws as presently in effect, we are of the opinion that the Shares of Common Stock to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the underwriting agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.




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Objective Communications, Inc.
October 1, 1997
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes part of the Registration Statement.



                                        Very truly yours,

                                        /s/  SHAW, PITTMAN, POTTS & TROWBRIDGE

                                        Shaw, Pittman, Potts & Trowbridge